Exhibit 24(b)8(z)(i)

AMENDMENT No. 1 TO THE

FUND PARTICIPATION AGREEMENT

THIS AMENDMENT No. 1 (the “Amendment”), dated as of May 1, 2019, between Minnesota Life Insurance Company (“Minnesota Life”)), Neuberger Berman Advisers Management Trust (“Trust”) and Neuberger Berman Investment Advisers LLC (“NBIA”) (formerly known as Neuberger Berman Management LLC (“NBM”)), is made to the Fund Participation Agreement, dated September 17, 2007, between Minnesota Life, Trust and NBIA (the “Agreement”). Terms defined in the Agreement are used herein as therein defined.

WHEREAS, the Parties to the Agreement desire to revise Appendix A to update the portfolios offered by the Trust through the Separate Accounts of Minnesota Life; and

WHEREAS, effective as of January 1, 2016, NBM’s rights and obligations under the Agreement were transferred to Neuberger Berman Fixed Income LLC (“NBFI”), an affiliate of NBM (the “Transfer”). On the date of the Transfer, NBFI changed its name to Neuberger Berman Investment Advisers LLC.

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree and hereby amend the Agreement as follows:

1.	Appendix A of the Agreement is hereby revised in its entirety to read in the form attached hereto.

2.	All references to “NBM” in the Agreement are hereby deleted in their entirety and replaced with “Neuberger Berman Investment Advisers LLC.”

3.	Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

MINNESOTA LIFE INSURANCE COMPANY		NEUBERGER BERMAN INVESTMENT ADVISERS LLC

By:	/s/ Daniel Kruse	By:	/s/ Brian Kerrane
Name:	Daniel Kruse	Name:	Brian Kerrane
Title:	Vice President and Actuary	Title:	Managing Director

NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST

By:	/s/ Brian Kerrane
Name:	Brian Kerrane
Title:	Vice President

Appendix A

The currently available Portfolios of the Trust are:

AMT Sustainable Equity Portfolio – S Class

AMT Sustainable Equity Portfolio – I Class